Exhibit 21.1

                      Health Care Property Investors, Inc.

List of Subsidiaries
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Texas HCP, Inc., a Maryland corporation
HCPI Mortgage Corp., a Delaware corporation
HCPI Charlotte, Inc., a Delaware corporation
HCPI Knightdale, Inc., a Delaware corporation
Texas HCP G.P., Inc., a Delaware corporation
HCPI Trust, a Maryland real estate investment trust
Cambridge Medical Properties, LLC, a Delaware limited liability company
HCPI Indiana, LLC, a Delaware limited liability company
Meadowdome LLC, a Maryland limited liability company
Texas HCP Holding, L.P., a Delaware limited partnership
HCPI/San Antonio Limited Partnership, a Delaware limited partnership
Health Care Investors III, a California general partnership
Health Care Property Partners, a California general partnership
HCPI/Kansas Limited Partnership, a Delaware limited partnership
HCPI/Little Rock, Limited Partnership, a Delaware limited partnership HCPI/Colorado Springs, Limited Partnership, a Delaware limited partnership HCPI/Utah, LLC, a Delaware limited liability company
AHE of Somerville, Inc., a Massachusetts corporation
AHP of Nevada, Inc., a Nevada corporation
AHP of Washington, Inc., a Washington corporation
Fayetteville Health Associates Limited Partnership, a Delaware limited partnership
Wichita Health Associates Limited Partnership, a Delaware limited partnership